Exhibit 99.1

For Immediate Release

SOLO DELIVERS STRONG OPERATING PERFORMANCE IN 2008

Operating Income and Operating Cash Flow Improve by 19% and 52%, Respectively, Year over Year

HIGHLAND PARK, Ill., March 16, 2009 – Solo Cup Company (the “Company”), a leading provider of single-use products used to serve food and beverages, today announced its fiscal fourth quarter and fiscal year 2008 financial results.

Fiscal Year 2008 Results

For the year ended December 28, 2008, net sales from continuing operations were $1,847 million compared to net sales of $2,110 million for the year ended December 30, 2007. The decrease in net sales reflects lower sales volumes due to strategic actions taken by the Company, the weakening North American economies and competitive conditions. Strategic initiatives implemented during 2008 included a de-emphasis of high volume commodity products and the divestiture of non-core product lines.

Gross margin in fiscal year 2008 was 13.4% compared to 11.9% in the prior year period. The increase was primarily driven by manufacturing efficiency gains, higher average selling price and improved product mix. Selling, general and administrative expenses decreased $44 million, or 21.6%, to $160 million for fiscal year 2008 compared to $204 million for fiscal year 2007. The decrease was driven by reductions in professional fees, incentive-based compensation costs and asset impairment charges, as well as lower intangible asset amortization. Operating income for the year ended December 28, 2008, increased 19% compared to the prior year. Excluding the impact of asset disposals and impairment, operating income for the year improved 69% over the same period in 2007.

“Throughout 2008, we continued to invest in a comprehensive plan to improve our cost structure by optimizing our manufacturing network and upgrading our asset base,” said Robert M. Korzenski, president and chief executive officer, Solo Cup Company. “In response to the weakening economy, we moved aggressively in the latter half of the year to accelerate these plans.”

Significant actions taken by the Company during 2008 included the completion or partial implementation of the closures of five manufacturing facilities and one distribution center, a corporate reduction in force and disposal of obsolete equipment. Accelerated plant and corporate consolidation costs were $18 million, $6 million of which impacted the fourth quarter. Loss on asset disposals was $23 million in 2008, of which $17 million were non-cash charges for disposal of obsolete equipment throughout the year and $6 million was the sale of the Company’s dairy packaging product line in March 2008. In 2007, the Company had a gain of $9 million on asset disposals.

Foreign currency exchange for the year was a loss of $14 million compared to a gain of $4 million in 2007. The loss on foreign currency exchange was primarily due to non-cash losses in the Company’s foreign currency denominated inter-company debt.

Net cash provided by operating activities in 2008 was $133 million from continuing operations compared to $87 million in the previous year, reflecting an improvement of 52%. The increase was primarily driven by improved profitability and a reduction in working capital. Capital expenditures for fiscal 2008 increased $32 million to $80 million compared to the same period in 2007 as a result of significant investments in asset upgrades and new technologies. Interest expense, net, decreased $18 million compared to the prior year, due to lower outstanding debt and favorable interest rates. The Company reduced its net debt during 2008 by $65 million. As of December 28, 2008, the Company had $177 million of liquidity under its revolving credit facilities and cash on hand.

Fourth Quarter 2008 Results

For the quarter ended December 28, 2008, the Company reported net sales of $404 million compared to $522 million for the quarter ended December 30, 2007, and gross margin of 10.8% compared to 14.4% for the respective quarters. Sales volumes in the quarter declined as a result of softening demand in the North American markets, competitive conditions and continued implementation of strategic initiatives. The decline in gross margin was primarily driven by lower sales volumes and the associated impact on fixed cost absorption as well as cost reduction investments.

Operating income for the quarter ended December 28, 2008, was $10 million compared to $23 million for the fourth quarter of 2007. Selling, general and administrative expense decreased by $20 million in the fourth quarter of 2008 compared to the same quarter in 2007 primarily as a result of lower incentive-based compensation expense. Foreign currency exchange for the fourth quarter 2008 was a loss of $11 million compared to a gain of $1 million for the same period in 2007.

“We successfully recovered raw material and energy costs when they reached record levels during the first half of the year. Execution of our ongoing efficiency improvement strategies and acceleration of our network optimization work helped minimize the effect of a contracting market for foodservice disposables late in the year,” said Korzenski. “Despite considerable external challenges, the Company’s operating performance significantly improved during 2008.”

The Company will host a conference call beginning at 10:00 a.m. Central Time on Tuesday, March 17, 2009, to discuss its 2008 financial results. The conference call may be accessed by dialing (800) 588-4973 and providing the following information:

Confirmation Number:	24026116
Host:	Angie Gorman
Company:	Solo Cup Company

A replay will be available for one week after the call by dialing (888) 843-8996, passcode 24026116.

Solo Cup Company is a $1.8 billion company exclusively focused on the manufacture of single-use products used to serve food and beverages for the consumer/retail, foodservice and international markets. Solo has broad product offerings available in paper, plastic, foam, post-consumer recycled content and annually renewable materials, and creates brand name products under the Solo, Sweetheart and Bare™ by Solo® names. The Company was established in 1936 and has a global presence with facilities in Canada, Europe, Mexico, Panama and the United States. To learn more about the Company, visit www.solocup.com.

STATEMENT REGARDING USE OF NON-GAAP MEASURES

The Non-GAAP financial measures contained herein and in the tables set forth on Schedule A to this press release (EBITDA, Consolidated EBITDA, Adjusted EBITDA and Pro Forma Consolidated EBITDA) are not measures of financial performance calculated in accordance with GAAP and should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. They should be viewed in addition to, and not as a substitute for, analysis of our results reported in accordance with GAAP, or as alternative measures of liquidity. Management believes that certain non-GAAP financial measures provide a view to measures similar to those used in evaluating our compliance with certain financial covenants under our Credit Agreement dated February 27, 2004, as amended, and provide financial statement users meaningful comparisons between current and prior year period results. They are also used as a metric to determine certain components of performance-based compensation. The pro forma adjustments and Pro Forma Consolidated EBITDA are based on currently available information and certain adjustments that we believe are reasonable and are presented as an aid in understanding our operating results. They are not necessarily indicative of (i) future results of operations that may be obtained by the Company, or (ii) the Company’s results of operations that would have occurred had the transactions described in the footnotes taken place as of January 1, 2007. Schedule A is attached to this release and available on the Company’s website.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements. Such statements are based on management’s current reasonable and good faith expectations. A number of risks and uncertainties could cause results to differ from forward-looking statements. These risks and uncertainties include, among others, the effect of the continuing economic downturn, the impact of our debt on our cash flow and operating flexibility, our ability to refinance and access credit markets, fluctuations in demand for the Company’s products and increases in energy, raw material and other manufacturing costs. For further details of these and other risks and uncertainties that may impact forward-looking statements and the Company’s business and financial results, see information set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, and in our other filings made from time to time with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, changed assumptions or otherwise; and all forward-looking statements speak only as of the time when made.

Media Contact:	Analyst Contact:
Angie Chaplin Gorman, 847-579-3503	Bob Koney, 847-579-3201
angie.gorman@solocup.com	robert.koney@solocup.com

Schedule A

Solo Cup Company and Subsidiaries

Consolidated Statements of Operations

(In millions)

	Q4 2008	Q4 2007	FYE 2008	FYE 2007
Net sales	$404.3	$522.2	$1,847.0	$2,110.1
Cost of goods sold	360.8	447.1	1,599.2	1,859.7

Gross profit	43.5	75.1	247.8	250.4
Selling, general and administrative expenses	29.2	49.2	159.6	203.6
Loss (gain) on asset disposals	4.0	3.0	22.6	(8.5)

Operating income	10.3	22.9	65.6	55.3
Interest expense, net	15.3	17.1	61.6	79.8
Prepayment penalty	—	—	—	1.3
Loss on debt extinguishment	—	—	—	4.0
Foreign currency exchange loss (gain), net	10.9	(0.5)	14.1	(4.1)
Other income, net	—	(0.2)	—	(0.2)

(Loss) income from continuing operations before income taxes	(15.9)	6.5	(10.1)	(25.5)
Income tax (benefit) provision	(2.4)	(17.9)	2.1	(19.5)

(Loss) income from continuing operations	(13.5)	24.4	(12.2)	(6.0)
Loss from discontinued operations, net of income tax provision	(0.1)	(2.9)	(0.7)	(0.1)
Gain on sale of discontinued operations, net of income tax provision	0.8	77.2	0.8	77.2

Net (loss) income	$(12.8)	$98.7	$(12.1)	$71.1

The following table reconciles EBITDA, Adjusted EBITDA, Consolidated EBITDA and Pro forma Consolidated EBITDA (non-GAAP measures) to (loss) income from continuing operations (GAAP measure), as adjusted to reflect the correction of immaterial errors described in footnote 21 to the Company’s consolidated financial statements on Form 10-K for the fiscal year ended December 28, 2008:

(in millions)

	Q4 2008	Q4 2007	FYE 2008	FYE 2007
(Loss) income from continuing operations (GAAP measure)	$(13.5)	$24.4	$(12.2)	$(6.0)
Interest expense, net(1)	15.3	17.1	61.6	85.1
Income tax (benefit) provision	(2.4)	(17.9)	2.1	(19.5)
Depreciation and amortization	18.0	22.9	77.8	90.9

EBITDA (non-GAAP measure)	17.4	46.5	129.3	150.5
Loss (gain) on asset disposals	4.0	3.0	22.6	(8.5)
Foreign currency exchange loss (gain), net	10.9	(0.5)	14.1	(4.1)
Asset impairment	0.6	3.0	0.6	5.6
Other expenses (2)	—	0.1	0.1	1.4
Long-term incentive plan	(1.1)	0.9	1.2	0.9

Adjusted EBITDA - Continuing Operations (non-GAAP measure)	31.8	53.0	167.9	145.8
Adjusted EBITDA - Discontinued Operations (non-GAAP measure) (4)	—	2.8	—	29.9

Consolidated EBITDA (non-GAAP measure)	31.8	55.8	167.9	175.7
Less: Pro forma adjustments(3)	—	(2.8)	—	(35.4)

Pro forma Consolidated EBITDA (non-GAAP measure)	$31.8	$53.0	$167.9	$140.3

(1)	Interest expense includes $4.0 million loss on debt extinguishment and $1.3 million prepayment penalty for the Second Lien Term Loan in 2007 fiscal year end.
(2)	Other expenses include charges related to the transactions contemplated as part of the December 2006 amendments to the Company’s domestic credit facilities.
(3)

Pro forma adjustments reflect the impact of the following 2007 transactions: 1) sale and leaseback of six properties in the second quarter of 2007, 2) divestiture of the Hoffmaster business in the fourth quarter of 2007, and 3) divestiture of the Japanese straw business in the fourth quarter of 2007.

(4)	The table below provides a reconciliation of (loss) income from discontinued operations (GAAP measure) to Adjusted EBITDA - Discontinued Operations (non-GAAP measure).

	Q4 2008	Q4 2007	FYE 2008	FYE 2007
(Loss) income from discontinued operations (GAAP measure)	$(0.1)	(2.9)	$(0.7)	(0.1)
Interest expense, net	—	4.5	—	18.6
Income tax provision	—	(0.5)	—	3.0
Depreciation and amortization	—	0.2	—	4.4

EBITDA (non-GAAP measure)	(0.1)	1.3	(0.7)	25.9
Gain on sale of property, plant and equipment	—	—	—	(0.2)
Foreign currency exchange loss, net	—	0.1	—	0.1
Other expenses (5)	0.1	1.4	0.7	4.1

Adjusted EBITDA - Discontinued Operations (non-GAAP measure)	$—	$2.8	$—	$29.9

(5)	Other expenses include charges related to the fourth quarter 2007 divestitures of both Hoffmaster and the Japanese straw business.

Schedule B

The following Consolidated Statements of Operations for each fiscal quarter in 2008 and 2007 have been adjusted to reflect the correction of immaterial errors described in footnote 21 to the Company’s consolidated financial statements on Form 10-K for the fiscal year ended December 28, 2008:

Solo Cup Company and Subsidiaries

Consolidated Statements of Operations

(In millions)

	Q1 2008	Q2 2008	Q3 2008	Q4 2008
Net sales	$461.8	$518.7	$462.2	$404.3
Cost of goods sold	393.9	442.4	402.1	360.8

Gross profit	67.9	76.3	60.1	43.5
Selling, general and administrative expenses	41.7	45.3	43.4	29.2
Loss on asset disposals	10.1	2.0	6.5	4.0

Operating income	16.1	29.0	10.2	10.3
Interest expense, net	16.2	15.3	14.8	15.3
Foreign currency exchange (gain) loss, net	(0.8)	(0.4)	4.4	10.9

Income (loss) from continuing operations before income taxes	0.7	14.1	(9.0)	(15.9)
Income tax provision (benefit)	0.2	5.5	(1.2)	(2.4)

Income (loss) from continuing operations	0.5	8.6	(7.8)	(13.5)

Loss from discontinued operations	(0.2)	(0.2)	(0.2)	(0.1)

Gain on sale of discontinued operations	—	—	—	0.8

Net income (loss)	$0.3	$8.4	$(8.0)	$(12.8)

Solo Cup Company and Subsidiaries

Consolidated Statements of Operations

(In millions)

	Q1 2007	Q2 2007	Q3 2007	Q4 2007
Net sales	$483.7	$577.0	$527.2	$522.2
Cost of goods sold	448.2	498.8	465.6	447.1

Gross profit	35.5	78.2	61.6	75.1
Selling, general and administrative expenses	48.6	55.5	50.3	49.2
Loss (gain) on asset disposals	0.4	(1.7)	(10.2)	3.0

Operating (loss) income	(13.5)	24.4	21.5	22.9
Interest expense, net	21.1	22.6	19.0	17.1
Prepayment penalty	—	1.3	—	—
Loss on debt extinguishment	—	4.0	—	—
Foreign currency exchange gain, net	(0.4)	(1.3)	(1.9)	(0.5)
Other income, net	—	—	—	(0.2)

(Loss) income from continuing operations before income taxes	(34.2)	(2.2)	4.4	6.5
Income tax provision (benefit)	0.6	(2.9)	0.7	(17.9)

(Loss) income from continuing operations	(34.8)	0.7	3.7	24.4

(Loss) income from discontinued operations	(3.2)	3.3	2.7	(2.9)

Gain on sale of discontinued operations, net of income tax provision	—	—	—	77.2

Net (loss) income	$(38.0)	$4.0	$6.4	$98.7

The following table reconciles EBITDA, Adjusted EBITDA, Consolidated EBITDA and Pro forma Consolidated EBITDA (non-GAAP measures) to income (loss) from continuing operations (GAAP measure) for each fiscal quarter in 2008, as adjusted to reflect the correction of immaterial errors described in footnote 21 to the Company’s consolidated financial statements on Form 10-K for the fiscal year ended December 28, 2008:

(in millions)

	Q1 2008	Q2 2008	Q3 2008	Q4 2008
Income (loss) from continuing operations (GAAP measure)	$0.5	$8.6	$(7.8)	$(13.5)
Interest expense, net	16.2	15.3	14.8	15.3
Income tax provision (benefit)	0.2	5.5	(1.2)	(2.4)
Depreciation and amortization	20.8	19.9	19.1	18.0

EBITDA (non-GAAP measure)	37.7	49.3	24.9	17.4
Loss on asset disposals	10.1	2.0	6.5	4.0
Foreign currency exchange (gain) loss, net	(0.8)	(0.4)	4.4	10.9
Asset impairment	—	—	—	0.6
Other expenses (1)	0.1	—	—	—
Long-term incentive plan	0.8	0.8	0.7	(1.1)

Adjusted EBITDA - Continuing Operations (non-GAAP measure)	47.9	51.7	36.5	31.8
Adjusted EBITDA - Discontinued Operations (non-GAAP measure) (3)	—	—	—	—

Consolidated EBITDA (non-GAAP measure)	47.9	51.7	36.5	31.8
Less: Pro forma adjustments(2)	—	—	—	—

Pro forma Consolidated EBITDA (non-GAAP measure)	$47.9	$51.7	$36.5	$31.8

(1)	Other expenses include charges related to the transactions contemplated as part of the December 2006 amendments to the Company’s domestic credit facilities.
(2)	None for 2008.
(3)	The table below provides a reconciliation of loss from discontinued operations (GAAP measure) to Adjusted EBITDA - Discontinued Operations (non-GAAP measure):

	Q1 2008	Q2 2008	Q3 2008	Q4 2008
Loss from discontinued operations (GAAP measure)	$(0.2)	$(0.2)	$(0.2)	$(0.1)
Interest expense, net	—	—	—	—
Income tax provision	—	—	—	—
Depreciation and amortization	—	—	—	—

EBITDA (non-GAAP measure)	(0.2)	(0.2)	(0.2)	(0.1)
Gain on sale of property, plant and equipment	—	—	—	—
Foreign currency exchange (gain) loss, net	—	—	—	—
Other expenses (4)	0.2	0.2	0.2	0.1

Adjusted EBITDA - Discontinued Operations (non-GAAP measure)	$—	$—	$—	$—

(4)	Other expenses include charges related to the fourth quarter 2007 divestitures of both Hoffmaster and the Japanese straw business.

The following table reconciles EBITDA, Adjusted EBITDA, Consolidated EBITDA and Pro forma Consolidated EBITDA (non-GAAP measures) to (loss) income from continuing operations (GAAP measure) for each fiscal quarter in 2007; as adjusted to reflect the correction of immaterial errors described in footnote 21 to the Company’s consolidated financial statements on Form 10-K for the fiscal year ended December 28, 2008:

(in millions)

	Q1 2007	Q2 2007	Q3 2007	Q4 2007
(Loss) income from continuing operations (GAAP measure)	$(34.8)	$0.7	$3.7	$24.4
Interest expense, net(1)	21.1	27.9	19.0	17.1
Income tax provision (benefit)	0.6	(2.9)	0.7	(17.9)
Depreciation and amortization	23.0	22.7	22.3	22.9

EBITDA (non-GAAP measure)	9.9	48.4	45.7	46.5
Loss (gain) on asset disposals	0.4	(1.7)	(10.2)	3.0
Foreign currency exchange gain, net	(0.4)	(1.3)	(1.9)	(0.5)
Asset impairment	—	2.6	—	3.0
Other expenses (2)	0.3	0.7	0.3	0.1
Long-term incentive plan	—	—	—	0.9

Adjusted EBITDA - Continuing Operations (non-GAAP measure)	10.2	48.7	33.9	53.0
Adjusted EBITDA - Discontinued Operations (non-GAAP measure) (4)	3.7	10.7	12.7	2.8

Consolidated EBITDA (non-GAAP measure)	13.9	59.4	46.6	55.8
Less: Pro forma adjustments(3)	(6.5)	(13.4)	(12.7)	(2.8)

Pro forma Consolidated EBITDA (non-GAAP measure)	$7.4	$46.0	$33.9	$53.0

(1)	Interest expense includes $4.0 million loss on debt extinguishment and $1.3 million prepayment penalty for the Second Lien Term Loan in the second quarter of 2007.
(2)	Other expenses include charges related to the transactions contemplated as part of the December 2006 amendments to the Company’s domestic credit facilities.
(3)

Pro forma adjustments reflect the impact of the following three 2007 transactions: 1) sale leaseback of six properties in the second quarter, 2) divestiture of the Hoffmaster business in the fourth quarter, and 3) divestiture of the Japanese straw business in the fourth quarter.

(4)	The table below provides a reconciliation of (loss) income from discontinued operations (GAAP measure) to Adjusted EBITDA - Discontinued Operations (non-GAAP measure):

	Q1 2007	Q2 2007	Q3 2007	Q4 2007
(Loss) income from discontinued operations (GAAP measure)	$(3.2)	$3.3	$2.7	$(2.9)
Interest expense, net	4.7	4.7	4.7	4.5
Income tax provision (benefit)	0.2	1.0	2.3	(0.5)
Depreciation and amortization	1.5	1.5	1.2	0.2

EBITDA (non-GAAP measure)	3.2	10.5	10.9	1.3
Gain on sale of property, plant and equipment	(0.2)	—	—	—
Foreign currency exchange (gain) loss, net	(0.1)	(0.1)	0.2	0.1
Other expenses (5)	0.8	0.3	1.6	1.4

Adjusted EBITDA - Discontinued Operations (non-GAAP measure)	$3.7	$10.7	$12.7	$2.8

(5)	Other expenses include charges related to the fourth quarter 2007 divestitures of both Hoffmaster and the Japanese straw business.